Exhibit 10.2

[On the letterhead of Deutsche Bank Luxembourg S.A.]

To:         Genco Shipping & Trading Limited

Copy:     Genco Lorraine Limited

Genco Pyrenees Limited

Genco Loire Limited

Genco Bourgogne Limited

Genco Picardy Limited

Genco Aquitaine Limited

Genco Normandy Limited

Genco Auvergne Limited

Genco Provence Limited

Genco Ardennes Limited

Genco Brittany Limited

Genco Languedoc Limited

Genco Rhone Limited

11 April 2016

Dear Sirs

US$253,000,000 secured loan agreement dated 20 August 2010 (as amended by a side letter dated 24 August 2010, as further amended by a waiver letter dated 21 December 2011, as further amended and restated on 1 August 2012, as further amended and restated on 9 July 2014 and as further amended, supplemented or restated from time to time, the "Loan Agreement") made between (1) Genco Shipping & Trading Limited as borrower, (2) the Lenders (as defined therein), (3) Deutsche Bank AG Filiale Deutschlandgeschäft, BNP Paribas, Credit Agricole Corporate and Investment Bank, DVB Bank SE and Skandinaviska Enskilda Banken AB (publ) as mandated lead arrangers, (4) ourselves as agent for the Lenders, (5) BNP Paribas, Credit Agricole Corporate and Investment Bank, Deutsche Bank AG, DVB Bank SE and Skandinaviska Enskilda Banken AB (publ) as swap providers (the "Swap Providers") and (vi) Deutsche Bank AG Filiale Deutschlandgeschäft as security agent for the Lenders and the Swap Providers and as bookrunner.

1            Definitions

1.1         All terms and expressions used in this Letter shall have the same meaning given to them in the Loan Agreement or the Collateral Maintenance Waiver Letter (as defined in clause 2 of this Letter) unless expressly defined in this Letter or the context otherwise requires.

1.2         This Letter is designated as a Finance Document.

2            Extension of Collateral Maintenance Waiver Period

We refer to:

2.1         the Loan Agreement and to our letter to you dated 10 March 2016 (the "Collateral Maintenance Waiver Letter") consenting to a temporary waiver of compliance with clause 10.10 (Additional Security) of the Loan Agreement (the "Collateral Maintenance Covenant") and, as a consequence, the right of the Agent to request that the Borrower comply with clause 10.10.1, 10.10.2 or 10.10.3 of the Loan Agreement in accordance with the Collateral Maintenance Covenant for the fiscal quarter ending 31 December 2015 through and including 11:59pm (New York time) on 11 April 2016 (the "Original Collateral Maintenance Waiver Period"); and

2.2          your request for an extension of the Original Collateral Maintenance Waiver Period through and including 11:59pm (New York time) on 31 May 2016 (the "Request").

This Letter is supplemental to the terms of the Collateral Maintenance Waiver Letter.

3            Conditions and Amendment

3.1         We hereby agree to the Request, subject to the condition that you provide us with the Borrower's and each Collateral Owner's monthly cash position reports on 11 May 2016, as of the end of the prior month.

3.2         With effect from the date hereof the Collateral Maintenance Waiver Letter shall be amended as follows:

(i)the term "Collateral Maintenance Waiver Period" shall mean "the fiscal quarter ending 31 December 2015 through and including 11:59pm (New York time) on 31 May 2016"; and

(ii)the following sub-paragraph shall be inserted at paragraph 5.1 as follows:

"(f) during the Collateral Maintenance Waiver Period any Group Member makes a payment, repayment or prepayment of any principal of a loan to any of its lenders or other creditors (other than any indebtedness owed to the lenders as and when they fall due under the Hornet Credit Facility or the Wasp Credit Facility and other than any inter-company indebtedness by and among Group Members in the ordinary course of business) or creates any security or gives any guarantee or other commitment or credit support (or procures or allows any of its Affiliates to do so) in favour of any lender or other creditor of any Group Member (other than cross collateralisation of facilities to the same lender for security maintenance purposes).

Where:

"Affiliate" means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

"Holding Company" means means, in relation to a person, any other person in respect of which it is a Subsidiary;

"Hornet Credit Facility" means the secured loan agreement dated 8 October 2014 (as amended and supplemented from time to time) made between Baltic Hornet Limited as borrower, the banks listed in schedule 1 thereto as lenders, AMRO Capital USA LLC, as MLA, agent and security agent, ABN AMRO Bank N.V. Singapore Branch, as Sinosure Agent and ABN AMRO Bank N.V., as swap provider;

"Wasp Credit Facility" means the secured loan agreement dated 8 October 2014 (as amended and supplemented from time to time) made between Baltic Wasp Limited as borrower, the banks listed in schedule 1 thereto as lenders, ABN AMRO Capital USA LLC, as MLA, agent and security agent, ABN AMRO Bank N.V. Singapore Branch, as Sinosure Agent and ABN AMRO Bank N.V., as swap provider."

3.3         Save as expressly amended by this Letter, all other terms and conditions of the Collateral Maintenance Waiver Letter shall remain unaltered and in full force and effect.

4            Counterparts and Applicable Law

4.1          This Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

4.2         This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

Please confirm your agreement to the terms of this Letter by signing and returning a duplicate of this Letter to us.

Yours faithfully

/s/ M. Kaster /s/ T. Schroeter

For and on behalf of
Deutsche Bank Luxembourg S.A.
(as Agent acting on the instructions of the Majority Lenders)

Confirmed and agreed on	11 April 2016
for and on behalf of

/s/ Apostolos Zafolias
Genco Shipping & Trading Limited
(as Borrower)

/s/ Apostolos Zafolias
Genco Lorraine Limited
Genco Pyrenees Limited
Genco Loire Limited
Genco Bourgogne Limited
Genco Picardy Limited
Genco Aquitaine Limited
Genco Normandy Limited
Genco Auvergne Limited
Genco Provence Limited
Genco Ardennes Limited
Genco Brittany Limited
Genco Languedoc Limited
Genco Rhone Limited
(as Collateral Owners and Guarantors)